EXHIBIT 99.2
PRESS RELEASE DATED JANUARY 8, 2008

NEWS RELEASE

January 8, 2008	OTC BB: DPDW

DEEP DOWN ANNOUNCES FUNDING OF MAKO TECHNOLOGIES ACQUISITION

HOUSTON, TX – January 8, 2008 – Deep Down, Inc. (OTCBB: DPDW) today announced that it has closed on its anticipated additional $6,000,000 in debt financing with Prospect Capital Corporation to fund its acquisition of Mako Technologies, Inc. (“Mako”).  Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (ROV), topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

As part of this funding, Deep Down paid $2,916,667 in cash, issued 6,574,074 restricted shares of common stock of Deep Down and paid off an aggregate of $917,676 in Mako bank debt.  Up to $2,083,333 in cash and 4,695,767 restricted shares of common stock of Deep Down will be paid upon completion of an audit to verify adjusted EBITDA expectations for the fiscal year ending December 31, 2007.

About Deep Down, Inc.

Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilicals, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.  The Company’s ElectroWave subsidiary offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.

The Company’s strategy is to consolidate service providers to the offshore industry, as well as designers and manufacturers of subsea, surface, and offshore rig equipment used by major, independent, and foreign national oil and gas companies in deep-water exploration and production of oil and gas throughout the world.  Deep Down’s customers include BP Petroleum, Royal Dutch Shell, Exxon Mobil Corporation, Devon Energy Corporation, Chevron Corporation, Anadarko Petroleum Corporation, Marathon Oil Corporation, Kerr-McGee Corporation, Nexen Inc., BHP, Amerada Hess, Helix, Oceaneering International, Inc., Subsea 7, Inc., Transocean Offshore, Diamond Offshore, Marinette Marine Corporation, Acergy, Veolia Environmental Services, Noble Energy Inc., Aker Kvaerner, Cameron, Oil States, Dril-Quip, Inc., Nexans, Cabett, JDR, and Duco, among others.  For further company information, please visit www.deepdowninc.com and www.electrowaveusa.com

One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Deep Down urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.

For Further Information

Steven Haag, Investor Relations

ir@deepdowninc.com

281-862-2201 (O)
281-862-2522 (F)